                                UNITED STATES

                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549



                                  FORM 8-K/A




                                CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) August 16, 1995
                                                        ---------------

                       Commission File Number:  1-12546




                         PACIFIC GULF PROPERTIES INC.
- -------------------------------------------------------------------------------
            (Exact name of Registrant as specified in its Charter)



          MARYLAND                                            33-0577520
- -----------------------------                           -----------------------
  (State of Incorporation)                                 (I.R.S. Employer
                                                          Identification No.)


    363 SAN MIGUEL DRIVE, SUITE 100, NEWPORT BEACH, CALIFORNIA 92660-7805
- -------------------------------------------------------------------------------
         (Address of principal executive offices, including zip code)


                                 714-721-2700
- -------------------------------------------------------------------------------
             (Registrant's telephone number, including area code)

FORM 8-K/A


ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

           The attached pro forma and audited financial statements are provided as an amendment to the Form 8-K filed on August 30, 1995 and the Form 8-K/A filed on October 27, 1995.





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
                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


PACIFIC GULF PROPERTIES INC.



/s/ DONALD G. HERRMAN
- -------------------------------------
Donald G. Herrman
Executive Vice President,
Chief Financial Officer and Secretary


DATED:      May 7, 1996
       ------------------------------

                         INDEX TO FINANCIAL STATEMENTS


                                                                                    Page
                                                                                    ----
PACIFIC GULF PROPERTIES INC. - PRO FORMA (UNAUDITED)
- ----------------------------------------------------

     Pro Forma Condensed Consolidated Balance Sheet as of June 30, 1995  . . . . . .  4

     Pro Forma Condensed Consolidated Statement of Operations for the
         Six Months Ended June 30, 1995  . . . . . . . . . . . . . . . . . . . . . .  5

     Pro Forma Condensed Consolidated Statement of Operations for the
         Year Ended December 31, 1994  . . . . . . . . . . . . . . . . . . . . . . .  6

     Notes to Pro Forma Condensed Consolidated Financial Statements  . . . . . . . .  7


KONWISER ACQUISITION PROPERTIES
- -------------------------------

     Report of Independent Auditors  . . . . . . . . . . . . . . . . . . . . . . . . 10

     Combined Statements of Revenues and Certain Expenses
         for the Year Ended December 31, 1994 and the
         Six Months Ended June 30, 1995 (unaudited)  . . . . . . . . . . . . . . . . 11

     Notes to Combined Statements of Revenues and Certain Expenses . . . . . . . . . 12





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
                          PACIFIC GULF PROPERTIES INC.

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                              AS OF JUNE 30, 1995
                                  (UNAUDITED)
                 (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

                                                           Company        Pro Forma         Company
                                                          Historical     Adjustments       Pro Forma
                                                          ----------     -----------       ---------
ASSETS
Real estate assets
    Land                                                   $ 50,543        $19,822          $ 70,365
    Buildings                                               168,854         52,080           220,934
                                                           --------        -------          --------
                                                            219,397         71,902           291,299
    Accumulated depreciation                                (19,864)             -           (19,864)
                                                           --------        -------          --------
                                                            199,533         71,902 (A)       271,435

Cash and cash equivalents                                     2,620              -             2,620
Accounts receivable                                             625              -               625
Other assets                                                  5,832            708 (B)(C)      6,540
                                                           --------        -------          --------
                                                           $208,610        $72,610          $281,220
                                                           ========        =======          ========
LIABILITIES AND SHAREHOLDERS' EQUITY
Mortgage notes payable                                     $ 78,274        $55,114 (A)      $133,388
Revolving line of credit                                          -         13,000 (A)        13,000
Accounts payable and accrued liabilities                      4,418            996 (A)         5,414
Dividends payable                                             1,894              -             1,894
Convertible subordinated debentures                          55,589              -            55,589
                                                           --------        -------          --------
                                                            140,175         69,110           209,285

Minority interest in consolidated partnership                     -          3,500 (A)         3,500

Shareholders' Equity
    Preferred shares, $.01 par value; 5,000,000 shares
         authorized; no shares outstanding
    Common stock, $.01 par value, 25,000,000 shares
         authorized, 4,856,515 issued and outstanding            49              -                49
    Excess shares, $.01 par value; 30,000,000 shares
         authorized; no shares outstanding
    Outstanding restricted stock                               (719)             -              (719)
    Additional paid-in-capital                               77,977              -            77,977
    Distributions in excess of net earnings                  (8,872)             -            (8,872)
                                                           --------        -------          --------
                                                             68,435              -            68,435
                                                           --------        -------          --------
                                                           $208,610        $72,610          $281,220
                                                           ========        =======          ========


The accompanying notes are an integral part of the Pro Forma Condensed Consolidated Financial Statements. References in parentheses are to Note 2.





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
                          PACIFIC GULF PROPERTIES INC.

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                     FOR THE SIX MONTHS ENDED JUNE 30, 1995
                                  (UNAUDITED)
                 (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)


                                                       Company         Pro Forma          Company
                                                      Historical      Adjustments        Pro Forma
                                                      ----------      -----------        ----------
REVENUES
    Rental income                                     $   16,837        $5,110 (D)       $   21,947

EXPENSES
    Rental property expenses                               5,884         2,255 (D)            8,139
    Depreciation and amortization                          2,957           720 (F)            3,677
    Amortization of debenture discount and costs             278             -                  278
    Interest                                               5,705         2,589 (E)            8,294
    General and administrative                               940             -                  940
                                                      ----------        ------           ----------
                                                          15,764         5,564               21,328
                                                      ----------        ------           ----------
NET INCOME                                            $    1,073        $ (454)          $      619
                                                      ==========        ======           ==========

WEIGHTED AVERAGE COMMON SHARES (G)                     4,804,392                          4,804,392
                                                      ==========                         ==========

NET INCOME PER COMMON SHARE                           $      .22                         $      .13
                                                      ==========                         ==========


The accompanying notes are an integral part of the Pro Forma Condensed Consolidated Financial Statements. References in parenthesis are to Note 2.

                          PACIFIC GULF PROPERTIES INC.

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1994
                   (UNAUDITED, EXCEPT FOR COMPANY HISTORICAL)
                    (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)


                                                                                  (Unaudited)
                                                                            -------------------------
                                                               Company       Pro Forma      Company
                                                              Historical    Adjustments    Pro Forma
                                                              ----------    -----------    ----------
REVENUES
    Rental income                                             $   26,144    $10,254(D)     $   36,398

EXPENSES
    Rental property expenses                                      10,376      4,525(D)         14,901
    Depreciation and amortization                                  3,880      1,440(F)          5,320
    Amortization of debenture discount and costs                     464          -               464
    Interest                                                       7,541      4,271(E)         11,812
    General and administrative                                     1,725          -             1,725
                                                              ----------    -------        ----------
                                                                  23,986     10,236            34,222
                                                              ----------    -------        ----------
INCOME FROM CONTINUING OPERATIONS                             $    2,158    $    18        $    2,176
                                                              ==========    =======        ==========

WEIGHTED AVERAGE COMMON SHARES (G)                             4,273,337                    4,273,337
                                                              ==========                   ==========
INCOME FROM CONTINUING OPERATIONS
    PER COMMON SHARE                                          $      .63                   $      .51
                                                              ==========                   ==========


The accompanying notes are an integral part of the Pro Forma Condensed Consolidated Financial Statements. References in parentheses are to Note 2.





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
                          PACIFIC GULF PROPERTIES INC.

         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)


1.  BASIS OF PRESENTATION

    The Pro Forma Condensed Consolidated Financial Statements of Pacific Gulf Properties Inc. (the "Company") are unaudited and have been prepared based on the historical financial statements of the Company as of June 30, 1995 and for the six months then ended and the year ended December 31, 1995.

    The unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 1995 is based on the unaudited historical financial statements of the Company and has been prepared as if the following related acquisition transactions had occurred as of June 30, 1995 (referred collectively as the "Acquisition Transactions"): (i) the Company acquired a majority ownership interest (78 percent) in 11 multifamily properties consisting of 1,368 apartments located in Southern California (the "Konwiser Acquisition Properties") from a consortium group of partnerships headed by Mr. John Konwiser as a result of its initial cash contribution of approximately $12,800,000; (ii) the Konwiser Acquisition Properties were contributed by the consortium group of partnerships to a new limited partnership, PGP Inland Communities, L.P. ("PGP Inland"), in which the Company is the sole general partner; and (iii) the parties contributing the Konwiser
    Acquisition Properties received minority interests in the Partnership consisting of 225,452 limited partnership units which represent 22 percent ownership interest. The unaudited Pro Forma Condensed Consolidated
    Statement of Operations for the six months ended June 30, 1995 has been prepared as if the Acquisition Transactions occurred at the beginning of the period presented. The Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 1994 has been prepared based on the historical operations of the Company for 1994 as if the Acquisition Transactions occurred as of January 1, 1994 and includes the operations of the Company's Predecessor for the period January 1, 1994 through February 17, 1994 (the multifamily and industrial operations acquired from Santa Anita Realty Enterprises, Inc. upon the Company's formation in February 1994). In management's opinion, all adjustments necessary to reflect the effect of the Acquisition Transactions have been made.

    The pro forma information is not necessarily indicative of what the Company's financial condition or results of operations would have been if the Acquisition Transactions had occurred at the beginning of the periods presented, nor does it purport to project the Company's financial position or results of operations at any future date or for any future period. In addition, the historical operating results for the six months ended June 30, 1995 are not necessarily indicative of the results to be obtained by the Company for the year ending December 31, 1995. The following information should be read in conjunction with Management's Discussion and Analysis of Financial Conditions and Results of Operations, and all of the financial statements in the annual report in Form 10-K and in quarterly filings with the Securities and Exchange Commission.

                          PACIFIC GULF PROPERTIES INC.

                   NOTES TO PRO FORMA CONDENSED CONSOLIDATED
                        FINANCIAL STATEMENTS (continued)
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)


2.  PRO FORMA ADJUSTMENTS

    (A) Reflects the following pro forma adjustments relating to the Acqui-sition Transactions as of June 30, 1995: (i) real estate assets increase as a result of the negotiated value of the Konwiser Acquisition Properties of $71,469 and preacquisition costs totaling $433; (ii) mortgage notes payable increase as a result of the assumption of $24,850 of tax-exempt indebtedness and new permanent mortgages of $30,264; (iii) the revolving line of credit increases to fund the Company's contribution to PGP Inland of $12,800 and $200 of preacquisition costs; (iv) increases to accounts payable and accrued liabilities represents the liability relating to prepaid rents and tenant security deposits of $563 and accrued preacquisition costs and loan fees payable of $233 and $200, respectively, and; (v) the minority interest in consolidated partnership of $3,500 represents the minority interest of the other partners in PGP Inland.

    (B) Includes furniture, fixtures and office equipment, and other personal property associated with the Konwiser Acquisition Properties of $90.

    (C) Includes letter of credit fees and other financing costs totaling $618 which will be capitalized and amortized over the term of tax-exempt mortgage indebtedness assumed.

    (D) The pro forma adjustments include the combined historical revenues and certain expenses of the Konwiser Acquisition Properties for the six months ended June 30, 1995 and the year ended December 31, 1994 as follows:

                                          Six Months       Year
                                            Ended          Ended
                                           June 30,     December 31,
                                             1995          1994
                                           --------     -----------
    Rental income                           $5,110        $10,254
    Rental property expenses                 2,255          4,525
                                            ------        -------
                                            $2,855        $ 5,729
                                            ======        =======

         Certain rental property expenses have been adjusted to reflect increased property taxes based on the properties' acquisition cost and current property tax rates.

                          PACIFIC GULF PROPERTIES INC.

                   NOTES TO PRO FORMA CONDENSED CONSOLIDATED
                        FINANCIAL STATEMENTS (continued)
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)


2.  PRO FORMA ADJUSTMENTS (continued)

    (E) Reflects additional interest expense associated with the borrowings used to finance the purchase of the properties for the period prior to their acquisition calculated based on the interest rates of specific new borrowings totaling $30,264 at 5.7% and the existing interest rates on the assumed tax exempt indebtedness totaling $24,850 at 8.5%.

    (F) Represents additional depreciation computed using the estimated remaining useful lives of approximately 40 years and the new cost basis of the properties.

    (G) Represents the weighted average common shares and common share equivalents outstanding for the period February 18, 1994 (closing date of the Company's initial public offering) through December 31, 1994 and the six months ended June 30, 1995. Common share equivalents include stock options which are considered dilutive.

                         REPORT OF INDEPENDENT AUDITORS



To the Shareholders and Board of Directors
Pacific Gulf Properties Inc.


We have audited the accompanying combined statement of revenues and certain expenses of the eleven multifamily properties in which Pacific Gulf Properties Inc. (the "Company") will acquire a majority interest from a consortium group of partnerships headed by Mr. John Konwiser (the "Konwiser Acquisition Properties") for the year ended December 31, 1994. The statement is the responsibility of management. Our responsibility is to express an opinion on the statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in a Form 8-K of Pacific Gulf Properties Inc.) as described in Note 2 to the statement and is not intended to be a complete presentation of the revenues and expenses of the aforementioned properties.

In our opinion, the statement referred to above presents fairly, in all material respects, the combined revenues and certain expenses, as defined above, of the Konwiser Acquisition Properties for the year ended December 31, 1994, in conformity with generally accepted accounting principles.


                                                ERNST & YOUNG LLP


Newport Beach, California
July 28,1995

                        KONWISER ACQUISITION PROPERTIES

             COMBINED STATEMENT OF REVENUES AND CERTAIN EXPENSES
                   FOR THE YEAR ENDED DECEMBER 31, 1994 AND
                      THE SIX MONTHS ENDED JUNE 30, 1995



                                                  Year Ended       Six Months
                                                 December 31,        Ended
                                                    1994         June 30, 1995
                                                 ------------    -------------
                                                                  (Unaudited)
REVENUES
    Rental and other income                      $10,254,000       $5,110,000

CERTAIN EXPENSES
    Property operating and maintenance             3,225,000        1,610,000
    Real estate taxes                                697,000          340,000
    Management fees                                  498,000          253,000
                                                 -----------       ----------
                                                   4,420,000        2,203,000
                                                 -----------       ----------
REVENUES IN EXCESS OF CERTAIN EXPENSES           $ 5,834,000       $2,907,000
                                                 ===========       ==========


See accompanying notes.





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
                        KONWISER ACQUISITION PROPERTIES

        NOTES TO COMBINED STATEMENTS OF REVENUES AND CERTAIN EXPENSES
  FOR THE YEAR ENDED DECEMBER 31, 1994 AND THE SIX MONTHS ENDED JUNE 30, 1995

NOTE 1 - ORGANIZATION

         Pacific Gulf Properties Inc. (the "Company") has contracted to acquire a majority interest in 11 multifamily projects located in Southern California (the "Properties") from a consortium group of partnerships headed by Mr. John Konwiser. The Properties consist of the following:

                         Property                  Location       No. Units
                --------------------------      ---------------   ---------
                Daisy V Apartments              Covina, CA            38
                Daisy VII - XI Apartments       Diamond Bar, CA      204
                Daisy XII - XIV Apartments      San Dimas, CA        102
                Daisy XVI Apartments            West Covina, CA      250
                Daisy XVII Apartments           San Dimas, CA        156
                Lariat Apartments               San Dimas, CA         30
                Daisy XIX Apartments            Ontario, CA          125
                Daisy XX Apartments             Ontario, CA          155
                Sunnyside Apartments I          San Dimas, CA        164
                Sunnyside Apartments II         Ontario, CA           60
                Sunnyside Apartments III        Ontario, CA           84
                                                                   -----
                                                                   1,368
                                                                   =====

         The Company will be the sole general partner of PGP Inland Communities, L.P. ("PGP Inland"), a new limited partnership to which the owners of the consortium group of partnerships will contribute the Properties. The Company will receive an ownership interest in PGP Inland of approximately 78% in exchange for a cash contribution of approximately $12,800,000. The owners of the consortium group of partnerships contributing the Properties will receive limited partnership units in PGP Inland, representing a combined ownership interest of approximately 22%. In connection with the contribution of the Properties at a gross asset value of approximately $71,469,000, PGP Inland will assume $24,850,000 of existing tax-exempt indebtedness and obtain $30,263,500 of new indebtedness secured by the Properties.

NOTE 2 - BASIS OF PRESENTATION

         The combined statements of revenues and certain expenses relate to the operation of the Properties and has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in a Form 8-K of Pacific Gulf Properties Inc.).

         Certain expenses that are dependent on the particular owner and the carrying value of the Properties have been excluded from the Statements. The excluded expenses consist primarily of depreciation, interest and amortization of loan fees. Consequently, the combined revenues in excess of certain expenses as presented is not intended to be a complete presentation of the Properties' revenues and expenses nor is it intended to be comparable to the proposed future operations of the Properties.

                        KONWISER ACQUISITION PROPERTIES

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Revenue Recognition
         -------------------

         Rental income attributable to residential leases is recorded when due from tenants. Apartment units are rented under lease agreements with terms of one year or less.

         Capitalization Policy
         ---------------------

         Recurring repair and maintenance costs are expensed as incurred. Major replacements and betterments are capitalized.

         Use of Estimates
         ----------------

         The preparation of the statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the statements. Actual results could differ from these estimates in the near term.

NOTE 4 - MANAGEMENT FEES

         The Properties are subject to agreements with The Konwiser Corporation, a property management company substantially owned by Mr. John Konwiser, to maintain and manage the operations of the Properties. Management fees are based on 5% of the gross receipts of the Properties.





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